UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Filed by a party other than the Registrant  ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to § 240.14a-12
PATRIOT NATIONAL BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PATRIOT NATIONAL BANCORP, INC.
900 Bedford Street
Stamford, Connecticut 06901
NOTICE OF 2026 ANNUAL MEETING OF SHAREHOLDERS
To the Shareholders of Patriot National Bancorp, Inc.:

You are cordially invited to attend the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) of Patriot National Bancorp, Inc., a Connecticut corporation (the “Company”), which will be held on May 20, 2026, starting at 12:00 p.m., Eastern Time, at the offices of Robinson & Cole LLP, 1055 Washington Boulevard, 10th Floor, Stamford, Connecticut 06901.
YOUR VOTE IS IMPORTANT Whether or not you attend the meeting, we urge you to vote promptly by:
The Annual Meeting will be held for the following purposes:		visiting www.proxyvote.com
(1)	to elect seven directors, as described in the accompanying proxy statement;	mailing your signed proxy card or voting instruction form
(2)
to authorize the Board to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of all issued and outstanding shares of the Company’s common stock at a ratio within the range of 1-for-10 to 1-for-20, with the specific ratio and timing to be determined by the Board in its sole discretion, as described in the proxy statement;
calling 1-800-690-6903
(3)	to ratify the appointment of Baker Tilly US, LLP to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2026; and
(4)	to transact any other business which may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

Only shareholders of record of outstanding shares of common stock of the Company at the close of business on April 7, 2026 are entitled to notice of, and to vote, at the Annual Meeting or any adjournment or postponement thereof.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy promptly, as instructed on the proxy card or voting instructions that have been provided to you, so that your shares will be represented at the Annual Meeting. Voting by proxy will not limit your right to attend the Annual Meeting and vote your shares in person.
This Notice of 2026 Annual Meeting of Shareholders and the attached proxy statement dated April 27, 2026 should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Copies of all these materials can be found on the Company’s website at www.bankpatriot.com.

By Order of the Board of Directors,

Steven A. Sugarman
Chairman, Chief Executive Officer, and President
April 27, 2026

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 20, 2026

The Notice of 2026 Annual Meeting of Shareholders, the Proxy Statement, and the Annual Report on 10-K for the year ended December 31, 2025 are available on the Internet at www.proxyvote.com. Please have your 16-digit control number in hand when accessing this website.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 20, 2026
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
The following questions and answers briefly address some commonly asked questions about the proposals and the Annual Meeting. They may not include all the information that is important to you. You should carefully read this entire proxy statement, including the annexes, before voting.
Why did I receive these proxy materials?
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Patriot National Bancorp, Inc., a Connecticut corporation (“we,” “us,” “our,” the “Company” or “Patriot”), for the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) and any adjournments or postponements of the Annual Meeting, for the purpose of considering and acting upon the matters specified in the Notice of 2026 Annual Meeting of Shareholders and in this proxy statement. This proxy statement contains important information about the matters to be acted upon at the Annual Meeting. You should read it carefully and in its entirety.
What do I need to do now?
After carefully reading and considering the information contained in this proxy statement, please submit your proxy as soon as possible so that your shares will be represented at the Annual Meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by your broker, bank or other nominee if your shares are held in the name of such broker, bank or other nominee.
When and where will the Annual Meeting be held?

Date:	May 20, 2026
Time:	12:00 p.m., Eastern Time
Location:	Office of Robinson & Cole LLP, 1055 Washington Boulevard, 10th Floor, Stamford, Connecticut 06901

What am I voting on?
At the Annual Meeting, shareholders will be asked to consider and vote on proposals to:
(1)	Elect seven directors, as described in the proxy statement (“Director Election Proposal”);
(2)
Authorize the Board to amend the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of all issued and outstanding shares of the Company’s common stock at a ratio within the range of 1-for-10 to 1-for-20, with the specific ratio and timing to be determined by the Board in its sole discretion, as described in the proxy statement (“Reverse Stock Split Proposal”);

(3)
Ratify the appointment of Baker Tilly US, LLP to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2026 (“Ratification of Auditors Proposal”); and

(4)	Transact any other business which may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.
When is this proxy statement first being sent or given to shareholders?
On or about April 27, 2026, we will begin distributing and make available the Notice of 2026 Annual Meeting of Shareholders (the “Notice”), proxy statement, proxy card and Annual Report on Form 10-K for the year ended December 31, 2025 to our shareholders. As indicated in the Notice, this proxy statement and other materials are also available on the Internet at www.proxyvote.com.

Who is entitled to vote at the Annual Meeting?
Holders of record of common stock at the close of business on April 7, 2026 (the “Record Date”) are entitled to the notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. As of the Record Date, we had 117,085,713 shares of common stock (excluding 73,741 treasury shares) outstanding which were owned by 257 shareholders of record.
What is the quorum for the Annual Meeting?
Holders of at least a majority of our outstanding shares of common stock, represented in person or by proxy, constitute a quorum. Abstentions and broker non-votes are counted for purposes determining whether there is a quorum.
When a beneficial owner does not provide voting instructions to the broker, bank or other nominee that holds its shares in street name, such broker, bank or other nominee may not vote those shares on matters deemed non-routine. Such uninstructed shares held by brokers or other nominees are referred to as broker non-votes. All of the proposals at the Annual Meeting are non-routine, except for the proposal to ratify the appointment of Baker Tilly US, LLP to serve as the independent registered public accounting firm for the Company for the year ending December 31, 2026.
If less than a quorum is represented at a meeting, a majority of the shares so represented may adjourn the meeting without further notice. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
How many votes do I have?
Other than cumulative voting for election of directors, each share of common stock entitles its owner to one vote on all matters brought before the Annual Meeting. See below What vote is needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?
What vote is needed to approve each proposal? How do abstentions or broker non-votes affect the voting results?
The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and broker non-votes.

No.	Proposal	Vote Required For Approval	Effect of Abstentions (or the Withholding of Authority)	Effect of Broker Non-Votes
1.	Director Election Proposal	Plurality – seven director nominees who receive the most “FOR” votes will be elected to serve on the Board	No effect	No effect
2.	Reverse Stock Split Proposal	Number of votes cast in favor exceeds number of votes cast in opposition	No effect	No effect
3.	Ratification of Auditors Proposal	Number of votes cast in favor exceeds number of votes cast in opposition	No effect	No effect

Your shares will be voted in accordance with your instructions. If you are a shareholder of record and sign, date and return a proxy card but do not indicate how you wish to vote your shares, the appointed proxies named on the proxy card will vote your shares “FOR” each of the nominees with respect to Proposal 1, “FOR” Proposals 2 and 3 and in the discretion of the appointed proxies named on the proxy card with respect to any other business properly brought before the Annual Meeting.
Shareholders may cumulate their votes for the Director Election Proposal. Cumulative voting allows a shareholder to allocate among the director nominees, as the shareholder sees fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares held by the shareholder. For example, if a shareholder owns 100 shares of common stock, and there are seven directors to be elected at the Annual Meeting, a shareholder may allocate 700 “for” votes (seven multiplied by 100) among as few or as many of the seven nominees to be voted on at the Annual Meeting as the shareholder chooses. Cumulative voting applies only to the election of directors and not to other proposals. If you are a shareholder of record and choose to cumulate your votes, you will need to submit a proxy card and make an explicit statement of your intent to cumulate your votes by so indicating in writing on the proxy card. If you hold shares beneficially through a broker, bank or other nominee and wish to cumulate votes, you should contact your broker, bank or other nominee. You will not be able to submit cumulated vote allocation instructions for director elections if you grant a proxy by telephone or the Internet; thus, if you wish to cumulate your votes, you should submit a paper proxy card.

How do I vote if I am a shareholder of record?

Internet	Telephone	Mail	At the Annual Meeting

Visit www.proxyvote.com and vote online. Online voting will end at 11:59 p.m. local time on May 19, 2026.	Call 1-800-690-6903. to vote your shares. Telephone voting will close at 11:59 p.m. local time on May 19, 2026.	Sign, date and mail the proxy card in the enclosed postage paid envelope.	If you are a shareholder of record or hold a valid proxy, you can attend and vote in person at the Annual Meeting.

How do I vote if I am a beneficial owner of shares?
If you hold your shares of common stock through a broker, bank or other financial institution, you are considered the beneficial owner of shares held in “street name,” and you will receive instructions on how to vote from your broker, bank or other nominee. If you hold shares of common stock in street name and wish to vote in person at the Annual
Meeting, you must present a legal proxy validating your ownership of the shares of common stock that you intend to vote from your bank, broker or other nominee that held your shares of common stock as of the Record Date. You will also need proof of identity to attend the Annual Meeting.
What do I do if I receive more than one proxy?
If you hold shares directly as a record holder and also in “street name,” or otherwise through a nominee, you may receive more than one proxy or voting information form relating to the Annual Meeting. These should each be voted or returned separately to ensure that all of your shares are voted.
Can I revoke my proxy or change my vote after I vote by proxy?
If you are a shareholder of record, you can revoke your proxy before it is exercised by:
•	giving written notice to our Corporate Secretary, 900 Bedford Street, Stamford, Connecticut 06901;
•	delivering a valid, later-dated proxy, or a later-dated vote by telephone or on the Internet, in a timely manner; or
•	voting in-person at the Annual Meeting.
If you are a beneficial owner of shares, you may submit new voting instructions by contacting your broker, bank or other nominee that is the holder of record and following their instructions for how to do so.
Who will pay for the cost of this proxy solicitation?
We will pay all expenses incurred in connection with the solicitation of proxies. In addition to solicitation by mail, our officers, directors and regular employees, who will receive no additional compensation for their services, may solicit proxies in person or by telephone, facsimile, email or the Internet. We have requested that brokers, banks and other nominees who hold stock in their names furnish this proxy material to their customers. We will reimburse these brokers, banks and nominees for their out-of-pocket and reasonable expenses.
Could other matters be decided at the Annual Meeting?
Other than the proposals discussed in this proxy statement, we are not aware of any matters that will be presented and voted upon at the Annual Meeting. If you return your signed and completed proxy card or vote by telephone or on the Internet and other matters are properly presented at the Annual Meeting for consideration, the persons named in the accompanying proxy card will have the discretion to vote for you on such matters and intend to vote the proxies in accordance with their best judgment.
Who can help answer my questions?
If you have questions about the proposals or if you need additional copies of this proxy statement or the enclosed proxy card you should contact investors@pnbk.com.

PROPOSAL 1 - DIRECTOR ELECTION PROPOSAL
In 2025, the Board consisted of Steven A. Sugarman, Michael A. Carrazza, Edward N. Constantino, Emile Van den Bol, Anahit Magzanyan, Carlos P. Salas, Mario De Tomasi, Jonathan Roth, Jeffrey Seabold and Ida Liu. Patriot’s shareholders are being asked to consider and vote upon a proposal to approve the election of seven nominees listed below to each serve as a director of Patriot.
Pursuant to the Purchase Agreements entered into in connection with the private placement on March 20, 2025 (the “Private Placement”), the Lead Investor as well as each Co-Lead Investor who, together with its affiliates holds, in the aggregate, shares of common stock equal to at least 4.9% of shares of common stock then outstanding has the right to designate one director for election to the Board (each, a “Board Representative”), and the Company is required to promptly cause such Board Representatives to be elected or appointed to the Board. None of the nominees at the Annual Meeting are Board Representatives designated by the Lead or Co-Lead Investors.
The Board nominated, upon the recommendation of the Compensation, Nominating and Governance Committee, each of the following individuals for election as a director at the Annual Meeting: Steven A. Sugarman, Carlos P. Salas, Edward N. Constantino, Anahit Magzanyan, Jonathan Roth, Jeffrey Seabold, and Mario De Tomasi, each an incumbent director.
The nominations were based, in part, on the nominees’ various experiences, skills, and qualifications. The Board believes these attributes help enable the Board to provide insightful leadership and oversight.
The following table sets forth the name, age, position with the Company, as of the date of this proxy statement, of each nominee for director:

Name	Age	Current Position with the Company
Steven A. Sugarman	51	Director and Chairman of the Board of Directors, President and Chief Executive Officer of the Company; Director, President and Chief Executive Officer of the Bank
Anahit Magzanyan	51	Lead Independent Director of Company and Bank
Carlos P. Salas	54	Director and Chief Financial Officer of the Company; Director and Chief Financial Officer of the Bank
Edward N. Constantino	79	Director of Company and Bank
Jonathan Roth	63	Director of Company
Jeffrey Seabold	59	Director of Company and Bank
Mario De Tomasi	65	Director of Company and Bank

Each of the seven nominees, if elected, will hold office for a term that expires at the next annual meeting of shareholders. Each director shall hold office for the term for which he or she was elected and until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. Proxies solicited by the Board will, unless otherwise directed, be voted to elect the seven nominees named in this proxy statement.
If elected by shareholders, each of Edward N. Constantino, Anahit Magzanyan, Jonathan Roth, and Mario De Tomasi is expected to qualify as an independent director under Nasdaq listing standards.
All nominees have consented to be named and have indicated their intent to serve if elected. In the event any of the nominees shall be unable or unwilling to serve as a director, the persons named in the proxy intend to vote “FOR” the election of any person as may be nominated by the Board in substitution. We have no reason to believe that any of the nominees named herein will be unable to serve as a director if elected.
The following information about our director nominees is based, in part, upon information supplied by them.
Steven A. Sugarman
Mr. Sugarman has been the Company’s President and a member of the Board since December 30, 2024 and Chief Executive Officer of the Company and Chairman of the Board since July 2, 2025. On April 30, 2025, Mr. Sugarman was appointed President, Chief Executive Officer and director of Patriot Bank, N.A., the Company’s wholly-owned subsidiary (the “Bank”). In 2017, Mr. Sugarman founded The Change Company CDFI LLC (“The Change Company”) and continues to serve as its Chief Executive Officer and Director of its Manager, TCC Manager LLC. The Change Company is the holding company for residential mortgage related businesses including its primary subsidiary, Change Lending, LLC, which is a residential mortgage lender certified by the United States Department of the Treasury as a Community Development Financial Institution. Since 2017, Mr. Sugarman has also served as Of Counsel for the law firm Michelman & Robinson, LLP. Mr. Sugarman was the Founder of Banc of California, Inc. (NYSE: BANC) and, from 2010 through January 2017, Mr. Sugarman served in various roles at BANC including as a Director, Board Chair, Chief Executive Officer, and President. Mr. Sugarman also served in roles at BANC’s national bank subsidiary Banc of California, N.A., including President, Chief Executive Officer, Director, and Board Chair, until 2017. Mr. Sugarman founded COR Securities Holdings, Inc. where he served as a Director and Chief Executive Officer from 2011 through 2019. COR Securities Holdings Inc. was the holding company of COR Clearing LLC, a securities clearing firm, from 2011 until its successful sale to Axos Clearing, LLC in January 2019. Mr. Sugarman is the Founder and Managing Member of COR Capital LLC and COR Advisors, LLC, is the CEO and a Director of Sugarman Enterprises, Inc., and was a Founding Partner of GPS Partners LLC, a $2 billion investment advisory firm. From 2017 to 2020, Mr. Sugarman served as a Senior Advisor and then General Counsel of the National Diversity Coalition, a national advocacy group for the underbanked. Mr. Sugarman began his career as a management consultant at McKinsey & Company and later worked at Lehman Brothers. Mr. Sugarman holds a B.A. from Dartmouth College and a J.D. from Yale Law School. The Company believes that Mr. Sugarman is qualified to be a director as he has an extensive background in the financial services industry.
Edward N. Constantino
Mr. Constantino has been a director of the Company since October 2010 and the Lead Independent Director from October 2018 until September 30, 2025. He has over 40 years of audit, advisory and tax experience working for two major accounting firms, Arthur Anderson LLP and KPMG LLP. Mr. Constantino retired from KPMG in late 2009, where he was an Audit Partner in charge of the Firm’s real estate and asset management businesses. Mr. Constantino is a member of the Board of Directors and Chairman of the Special Committee of ARC Property Trust and a member of the Board of Directors and Chairman of the Audit Committee of VineBrook Trust and NexPoint Residential Trust. He also is the Chairman of the Real Estate and Facilities Committee and member of the Investment Committee at St. Francis College. Mr. Constantino also serves as a consultant for the law firm of Skadden Arps. Mr. Constantino’s specific skills include auditing national and multinational organizations, internal control and compliance, financial reporting, regulatory reporting, risk management, asset valuation, accounting and finance and transaction structuring. He is a licensed CPA, a Member of the American Institute of Certified Public Accountants and a Member of the New York State Society of Public Accountants. Mr. Constantino received a Bachelor of Business Administration degree from St. Francis University. The Company believes that Mr. Constantino is qualified to be a director as he has extensive audit, advisory and tax experience as an Audit Partner with KPMG.
Anahit Magzanyan
Ms. Magzanyan has been a Director of the Company since July 2025, and has served as the Lead Independent Director of the Company since October 1, 2025. Ms. Magzanyan also serves on the Board of the Bank. Ms. Magzanyan currently serves as President of Los Angeles Times Studios, a position she has held since September 2024, where she leads audio video and streaming content, business operations, and revenue strategy and growth across the Los Angeles Times businesses and affiliates, as well as holds financial oversight responsibilities. Ms. Magzanyan has also served as President of NantGames since October 2025. Since March 2020, Ms. Magzanyan has also served as the Chief of Staff to the Executive Chairman and the Chief Strategy and Revenue Officer of the Los Angeles Times. From January 2017 through January 2020, Ms. Magzanyan served as President and Chief Executive Officer of the Los Angeles Business Journal, where she oversaw the Chief Financial Officer and finance department for the award-winning business publication. Ms. Magzanyan received a Bachelor of Arts degree from California State University, Northridge, and an MBA from University of La Verne. The Company believes that Ms. Magzanyan is qualified to be a director as she has extensive experience in leadership, finance, and general business matters.
Carlos P. Salas
Mr. Salas has been the Executive Vice President and Chief Financial Officer of each of the Company and the Bank, and a member of the Boards of each, since his appointment on July 30, 2025. Mr. Salas has more than two decades of experience in finance, law, and executive leadership, specializing in building financial services businesses. Since 2019, Mr. Salas has served as President and a member of the board of directors of The Change Company, an investment holding company operating lending and capital markets businesses focused on serving underbanked borrowers, and as Chairman of its subsidiary mortgage lender Change Lending LLC. He also served as Chief Executive Officer of certain of its subsidiaries, including Change Lending, LLC from 2021 to April 2025. Previously, Mr. Salas served from 2012 to 2019 as President and Chief Executive Officer of national securities clearing firm Axos Clearing LLC (previously COR Clearing LLC) and Chief Financial Officer of its parent company through its sale to Axos Financial, LLC. In 2016 and 2017 Mr. Salas also served as Executive Vice President and Chief of Staff of Banc of California, Inc. (NYSE: BANC) and its subsidiary bank. Earlier in his career, he co-founded Dolphin Advisors, L.L.C., a private-equity investment firm focused on middle-market opportunities, and served on the public boards of certain of its portfolio companies. Before joining Dolphin Advisors, Mr. Salas was an investment banker with Donaldson, Lufkin & Jenrette, Inc. and practiced law with Cleary, Gottlieb, Steen & Hamilton. Mr. Salas earned his Bachelor of Arts degree from NYU and his Juris Doctor from University of Chicago Law School. The Company believes that Mr. Salas is well qualified to serve on the Board because of his executive leadership experience, financial expertise, public company board experience and knowledge of the financial services industry.
Mario De Tomasi
Mr. De Tomasi was appointed to the Board of the Company in July 2025. He also serves on the Board of the Bank. Mario De Tomasi is a distinguished financial executive and entrepreneur with over 25 years of experience in mortgage finance, and capital markets. Throughout his career, he has consistently demonstrated exceptional leadership in driving innovation, operational excellence, and strategic growth across the financial services industry. Mr. De Tomasi’s professional journey began at GE Capital, where he served as Vice President before advancing to Executive Vice President at Clear Channel Communications in 1996. His entrepreneurial vision led him to co-found several successful ventures, including Eloan Equity Connect in 2006, which became the industry leader in online home equity lending. In 2009, Mr. De Tomasi co-founded Commerce Home Mortgage as an affiliate of Redding Bank of Commerce, initially serving as Chief Financial Officer. He later led the successful buyout of the mortgage division in 2012, assuming the role of Chief Executive Officer and expanding operations nationwide. Mr. De Tomasi guided the company through its successful acquisition by The Change Company, a U.S. Treasury-certified Community Development Financial Institution (CDFI), in 2022, which has established a reputation for excellence in serving underserved communities and promoting sustainable homeownership. Mr. De Tomasi has been serving on the board of directors of The Change Company since 2018. Mr. De Tomasi also co-founded Street-Smart Valuations, an innovative technology-driven real estate valuation firm serving institutional investors. He continues to leverage his expertise in ventures that integrate finance, technology, and social responsibility. Mr. De Tomasi earned a Bachelor’s degree in Management from Saint Mary’s College of California in Moraga. The Company believes that Mr. De Tomasi is qualified to be a director as he has an extensive background in strategic insight, proven operational discipline, and a commitment to inclusive economic growth in the financial services industry.
Jonathan Roth
Mr. Roth was appointed to the Board of the Company on November 19, 2025. Mr. Roth is a co-founder and Managing Partner of 3650 Capital and is responsible for the identification and evaluation of investment opportunities as well as the formulation and implementation of best practices for the identification, structuring, documentation and management of all investment opportunities. Mr. Roth brings almost 40 years of experience and expertise in investment management with a focus on the origination, structuring and management of debt and equity facilities secured by real estate. Previously, Mr. Roth served as President of Canyon Partners Real Estate LLC from August 1997-September 2015, where he oversaw the management of Canyon’s real estate investment arm. During his 18-year tenure at Canyon, Mr. Roth was instrumental in the building of a fully integrated investment advisor as well as the formation and the investment activities of several investment vehicles, including the Canyon-Johnson Urban Funds, the Value Mortgage Separate Account platform, the Canyon Multifamily Impact Fund and the Canyon Catalyst Fund investing approximately $5.6 billion in over 200 transactions. An expert in complex commercial, land, retail, office, hospitality, condominium and multifamily transactions and portfolios, Mr. Roth directly led the acquisition and origination teams for Canyon and served on the investment committees for many of the Canyon platforms. Prior to joining Canyon, Mr. Roth was a partner at the international law firm of Loeb & Loeb from July 1988 through August 1997 and specialized in all aspects of real estate transactions with an emphasis on structuring, documentation and negotiation of complex finance, restructuring, disposition and acquisitions that excelled particularly during periods of distress. Mr. Roth has served on multiple philanthropic boards and works with several leading medical institutions including the USC Center for Applied Molecular Medicine since 2007, and UCLA Medical Center and Cedars Sinai Hospital since September 2016. Mr. Roth has sat on the Board of Governors for Cedars Sinai Hospital since September 2016 and the Ronald Reagan Medical Center Board since March 2017. Mr. Roth holds a B.A. in English Literature from UCLA, and a J.D. from Loyola Law School.

Jeffrey Seabold
Mr. Seabold was appointed to the Board of the Company on November 19, 2025. He has served on the Board of the Bank since July 2025. Mr. Seabold is an accomplished entrepreneur, investor, and executive leader with almost 30 years of experience in corporate strategy, business development, and executive management. He has a proven history in real estate finance and commercial banking.
Mr. Seabold is also the co-founder of The Change Company CDFI LLC where he has served as director since March 2017. Mr. Seabold has also served as a director for Change Lending LLC, the wholly-owned subsidiary of The Change Company CDFI LLC that is a certified community development financial institution (CDFI), since January 2018. Mr. Seabold is also the Co-Founder and a Director of FlyHouse Management, LLC, a private aircraft management, maintenance, and charter business, since September 2021. Previously, Mr. Seabold was the co-founder of Banc of California, Inc. (NYSE: BANC), a publicly traded bank holding company for Irvine, California based bank, Banc of California N.A. Mr. Seabold served in multiple capacities at Banc of California, including as a Director, Chief Banking Officer, and Executive Vice Chairman, beginning in 2011 and culminating in September 2017. Mr. Seabold was also the founder of CS Financial, Inc., a national mortgage finance company from February 1998 through March 2013, co-founder for Camden Capital Partners, LLC, a bridge & mezzanine real estate lender and servicer from January 2003 through March 2013, and the founder of Camden Escrow, Inc., a real estate settlement services provider from March 2004 through March 2013. Mr. Seabold received a BA in Economics from University of California Santa Barbara, which he attended from 1985 through 1990.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

CORPORATE GOVERNANCE
Our business affairs are managed under the direction of the Board of Directors in accordance with the Connecticut Business Corporation Act, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws (“Bylaws”). Members of our Board are kept informed of our business through discussions with the Chairman of the Board, our Chief Executive Officer and other officers, by reviewing materials provided to them, and by participating in meetings of the Board and its committees. Our corporate governance practices are summarized below.
During the fiscal year ended December 31, 2025, our Board met 27 times. During 2025, each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the directors which were held during the period for which the director was a director, and (ii) the total number of meetings held by all committees of which the director was a member during the period that the director served.
Director Attendance at Annual Meetings
We have a policy encouraging attendance by members of the Board of Directors at our Annual Meetings of shareholders. All of our then directors attended the 2025 Annual Meeting of Shareholders.
Independence of Board of Directors and Members of Its Committees
The Board has determined that the following current directors, constituting a majority of the members of the Board, are independent as defined in the applicable Nasdaq listing standards: Messrs. Constantino, De Tomasi, and Roth, and Ms. Magzanyan. Each current member of the Audit, and Compensation, Nominating and Governance Committees is an independent director pursuant to all applicable listing standards of Nasdaq. The Board has also determined that each current member of the Audit Committee also meets the additional independence standards for audit committee members established by the SEC, and each member of the Compensation, Nominating and Governance Committee also qualifies as a “non-employee director” as defined in Rule 16b-3 of the Exchange Act.
Board Leadership Structure and Role in Risk Oversight
The Board of Directors’ primary responsibility is to seek to maximize long-term shareholder value. The Board selects our management, monitors management and Company performance, and provides advice and counsel to management. Among other things, the Board of Directors regularly reviews our business strategy and approves our budget. In fulfilling the Board’s responsibilities, non-employee directors have full access to our management, external auditors and outside advisers.
Committees of the Board of Directors
The members of our Board devote time and talent to certain standing committees. Among these committees are the Audit Committee, Strategic and Executive Committee, and Compensation, Nominating and Governance Committee. The principal functions and members of each committee are described below.
Audit Committee
The functions of the Audit Committee include (i) reviewing and recommending policies regarding internal audit and credit review, (ii) establishing and implementing policies to comply with applicable regulations, (iii) causing suitable audits to be made by auditors engaged by the Audit Committee on our behalf, and (iv) pre-approving all audit services and permitted non-audit services provided by the auditors. The Audit Committee or its Chairman also discusses with the independent auditors the auditors’ review of our unaudited quarterly financial statements. The Audit Committee operates pursuant to a written charter, which was adopted by the Board and a copy of which is available on our website at https://pnbk.q4ir.com/overview/committee-charters/default.aspx. The current members of the Audit Committee are Messrs. Constantino (Chairman) and De Tomasi and Ms. Magzanyan, each of whom is an independent director as defined by the SEC and NASDAQ rules. The Board has determined that Mr. Constantino, Mr. De Tomasi, and Ms. Magzanyan have the professional experience necessary to qualify as Audit Committee financial experts under SEC rules. During 2025, the Audit Committee met 10 times.
Compensation, Nominating and Governance Committee
The Compensation, Nominating and Governance Committee determines executive compensation and considers and recommends to the Board nominees for directors of the Company and the Bank. The Compensation, Nominating and Governance Committee is also responsible for reporting and recommending from time to time to the Board matters related to corporate governance. In performing its duties, the Compensation, Nominating and Governance Committee may engage consultants to assist it in determining the amount or form of executive and director compensation. The Compensation, Nominating and Governance Committee consults with our executive officers in determining executive and director compensation. The Compensation, Nominating and Governance Committee operates pursuant to a written charter, which was adopted by the Board and a copy of which is available on our website at https://pnbk.q4ir.com/overview/committee-charters/default.aspx. The current members of the Compensation, Nominating and Governance Committee are Messrs. De Tomasi (Chairman) and Constantino, and Ms. Magzanyan, each of whom is an independent director as defined by NASDAQ rules. During 2025, the Compensation, Nominating and Governance Committee met 7 times.
Strategic and Executive Committee
The Strategic and Executive Committee exercises, if needed and when the Board is not in session, all powers of the Board that may lawfully be delegated. The current members of the Strategic and Executive Committee are Messrs. Sugarman, Carrazza, and De Tomasi. During 2025, the Executive Committee met 3 times.
Nomination Process
The process of reviewing and making recommendations for nominations and appointments to the Board is the responsibility of the Compensation, Nominating and Governance Committee. Our directors have a critical role in guiding our strategic direction and in overseeing management. The Compensation, Nominating and Governance Committee will consider candidates for the Board based upon several criteria, including their broad-based business and professional skills and experiences, concern for the long-term interests of shareholders, personal integrity and judgment. Directors must have time available to devote to Board activities and to enhance their knowledge of the banking industry. Accordingly, the Board seeks to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities for us, and who are expected to contribute to an effective Board.
The Compensation, Nominating and Governance Committee utilizes the following process for identifying and evaluating nominees to the Board. In the case of incumbent directors, each year the Board informally reviews each director’s overall service to us during the term, including the number of meetings attended, level of participation and performance. In the case of new director candidates, the Compensation, Nominating and Governance Committee may solicit from existing directors the names of potential candidates who meet the criteria above; the Compensation, Nominating and Governance Committee may discuss candidates suggested by our shareholders; and, if deemed appropriate by the Board, the Nominating and Governance Committee may engage a professional search firm. To date, the Compensation, Nominating and Governance Committee has not engaged a professional search firm to identify or evaluate potential nominees, but it retains the right to do so in the future, if necessary. The Compensation, Nominating and Governance Committee meets to discuss and consider these candidates’ qualifications and then chooses new candidates by majority vote.
Shareholder Nominations
Under our Bylaws, nominations for directors may be made by any shareholder of any outstanding class of our capital stock who delivers notice, along with the additional information and materials required by our Bylaws and Certificate of Incorporation, to our President not fewer than 14 days and not more than 50 days before the Annual Meeting. Shareholders may obtain a copy of our Certificate of Incorporation and Bylaws by writing to our Corporate Secretary, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901. To be considered, the shareholder’s nomination must contain: (i) the name and address of each proposed nominee; (ii) the principal occupation of each proposed nominee; (iii) the total number of shares of our capital stock that will be voted for each proposed nominee; (iv) the name and residence address of the notifying shareholder; and (v) the number of our shares of capital stock owned by the notifying shareholder. In addition, the nomination should include any other information relating to the proposed nominee required to be included in a proxy statement filed pursuant to the proxy rules of the SEC and the nominee’s written consent to serve as a director if elected.
Code of Ethics
All of our directors, officers and employees are required to comply with the Patriot National Bancorp, Inc. Code of Business Conduct and Ethics (the “Code of Ethics”) adopted by our Board of Directors. The Code of Ethics was adopted to deter wrongdoing and promote honest and ethical conduct; full, fair, accurate and timely disclosure in public documents; compliance with law; prompt internal reporting of Code of Ethics violations, and accountability for adherence to the Code of Ethics. The Code of Ethics was incorporated by reference as Exhibit 14.1 to our Annual Report on Form 10-K for the year ended December 31, 2025.

Shareholders may request a copy of the Code of Ethics, without charge, by contacting our Corporate Secretary, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901.
Insider Trading Policy
The Company has adopted an Insider Trading Policy governing the purchase, sale and/or other dispositions of the Company’s securities by its directors, officers and employees and by the Company itself. A copy of the Insider Trading Policy is filed as Exhibit 19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
Anti-Hedging/Pledging Policy
Our Board of Directors has not adopted a hedging policy with respect to transactions by our directors, officers and employees that hedge or offset, or are designed to hedge or offset, any decrease in the market value of our equity securities.
Clawback Policy
We have adopted a clawback policy on November 30, 2023 that applies to our executive officers (the “Clawback Policy”), which is incorporated by reference as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2025. The Clawback Policy gives the Compensation, Nominating and Governance Committee the discretion, in connection with an accounting restatement of our previously issued financial statements, to require executive officers to reimburse us for any erroneously awarded compensation paid to such executive officers that otherwise would not have been paid had it been determined based on the restated financial statements.

DIRECTOR COMPENSATION
The following table details the compensation paid to or accrued for each of the Company’s non-employee directors in the year ended December 31, 2025:

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	All Other Compensation	Total
Michael A. Carrazza	$51,667	$100,000	$—	$—	$151,667
Anahit Magzanyan	35,000	100,000	—	—	135,000
Edward N. Constantino	42,500	100,000	—	—	142,500
Mario De Tomasi	57,500	100,000	—	—	157,500
Emile Van den Bol	35,000	100,000	—	—	135,000
Jonathan Roth(3)	5,750	46,027	—	—	51,777
Jeffrey Seabold(2)	370,000	400,000	44,000	69,866	883,866
Ida Liu(3)(4)	5,750	46,027	—	—	51,777

(1)
The “Stock Awards” column represents the aggregate grant date fair value computed in accordance with ASC Topic 718 for awards of restricted stock units granted under our 2025 Plan during fiscal 2025. We calculated the estimated fair value of the restricted stock unit (“RSU”) awards using the market price of our common stock on the grant date. As of December 31, 2025, the aggregate number of unvested RSU and stock awards issued under our 2025 Plan held by each of our non-employee directors was as follows: Michael A. Carrazza – 66,667; Edward N. Constantino –68,988; Mario De Tomasi – 66,667; Anahit Magzanyan – 66,667; Jonathan Roth – 37,727; Jeffrey Seabold – 400,000 and options to purchase 400,000 shares of common stock; Ida Liu – 37,727; and Emile Van den Bol – 52,321.

(2)
Mr. Seabold did not receive the non-employee director compensation described below. Mr. Seabold’s compensation is pursuant to a separate Director’s Services Agreement with the Bank under which he has received RSUs, stock options, and cash compensation.

(3)	Jonathan Roth and Ida Liu were appointed to the Board of Directors effective November 19, 2025. Amounts reflect compensation earned from their respective appointment dates through December 31, 2025.
(4)	Ms. Liu’s unvested restricted stock awards were forfeited upon her resignation from the Board effective April 2, 2026.
The Company’s directors who are also executive officers do not receive compensation for service on the Board of Directors or any of its committees. On an annual basis, each of the Company’s non-employee directors receives annual retainer fees of $50,000, and an additional $20,000 if they also serve on the Bank Board. In addition, a non-employee director who serves as the chair of the Audit Committee receives $15,000 and a non-employee-director chair of the Compensation, Nominating and Governance committees receives $5,000. In addition, each non-employee director receives an annual equity grant of restricted stock units with a grant date value of approximately $75,000 and an additional $25,000 in grant date value if they also serve on the Bank board. The restricted stocks units vest in full over three equal annual installments, beginning on the first anniversary of the grant date, except for Mr. Roth and Ms. Liu, who joined the Board in November 2025 and received a pro-rata award for that year, which vest on the same date as the other non-employee director awards described herein. The Company’s directors are also reimbursed for reasonable and necessary out-of-pocket expenses incurred in connection with their service to the Company, including travel expenses.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
There are no family relationships among our executive officers and directors. In the ordinary course of business, the Bank has made loans to officers, directors and beneficial owners of more than 5% of our common stock (including loans to members of their immediate families and loans to companies of which a director owns 10% or more). In the opinion of management, all such loans were made in the ordinary course of business of the Bank on substantially the same terms, including interest rates and collateral requirements, as those then prevailing for comparable transactions with persons not related to the lender. The Bank believes that at the time of origination such loans did not involve more than the normal risk of collectability or present any other unfavorable features.
As of December 31, 2025, loans to officers or directors and loans to beneficial owners of more than 5% of our common stock (including members of their immediate families and affiliates) aggregate to approximately $16.5 million. There were no loans to officers, directors and beneficial owners of more than 5% of our common stock outstanding as of December 31, 2024. Deposits from related parties aggregated $8.5 million and $63 thousand as of December 31, 2025 and 2024, respectively.
Michael Carrazza serves as the manager of Solaia Capital Holdings LLC that purchased the principal and accrued unpaid interest due on a Senior Note issued by us, and converted such principal and interest into shares of common stock, in May 2025 in compliance with the terms of the Amendment to the Senior Notes entered into with holders of the Senior Notes in March 2025.
Information about transactions involving related persons is assessed by the Company’s independent directors. Related persons include the Company’s directors and executive officers as well as immediate family members of such directors and officers. If the independent directors approve or ratify a material transaction involving a related person, then the transaction would be disclosed in accordance with the SEC rules. If the related person is a director, or a family member of a director, then that director would not participate in those discussions.

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the regulations promulgated thereunder require our executive officers, directors and persons who beneficially own more than 10% of our common stock to file forms with the SEC to report their beneficial ownership of the Company’s shares and any changes in such ownership. We have reviewed all forms filed electronically with the SEC during, and with respect to, fiscal year 2025. Based on that review and written information given to us by all of our directors and executive officers, we believe that all of our directors, executive officers and holders of more than 10% of our stock filed on a timely basis all reports that they were required to file under Section 16(a) during fiscal year of 2025, except that each of Steven Sugarman, Anahit Magzanyan, Jeffrey Seabold and Angie Miranda was late in filing a Form 4 in connection with certain reportable transaction(s) that occurred in 2025, each of Jonathan Roth, Jeffrey Seabold and Ida Liu was late in filing a Form 3 related to his/her appointment as a director, and each of Angie Miranda and William Paul Simmons was late in filing a Form 3 related to his/her appointment as an officer.

BENEFICIAL OWNERSHIP AND OTHER MATTERS
The table below provides certain information about beneficial ownership of common stock as of the Record Date with respect to: (i) each person, or group of affiliated persons, who is known to the Company to own more than five percent (5%) of common stock; (ii) each of the Company’s directors and nominees; (iii) each of the Company’s named executive officers; and (iv) all of the Company’s directors and executive officers as a group.
Except as otherwise noted, to the knowledge of the Company, all persons listed below have sole voting and dispositive power with respect to all shares of common stock they beneficially own, except to the extent authority is shared by spouses under applicable law. Applicable percentage ownership is based on 117,085,713 shares of common stock outstanding as of the Record Date. In computing the number of shares of common stock beneficially owned by a person and applicable percentage of ownership of that person, we deemed outstanding shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within sixty (60) days of the Record Date. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.
No beneficial owner shall be entitled to purchase voting common stock (“Voting Common Stock”) or convert any non-voting common stock (“Non-voting Common Stock”), preferred stock or warrant that would cause such beneficial owner (including its affiliates or any other persons with which such purchaser is acting in concert or whose holdings would otherwise be required to be aggregated for purposes of the Bank Holding Company Act of 1956 (the “BHC Act”) or the Change in Bank Control Act of 1978 (the “CIBC Act”), to acquire, or to obtain the right to acquire, more than 9.99% of the outstanding Securities or the voting securities of the Company (the “Non-Control Conditions”).
Unless otherwise indicated, the address of each shareholder is in care of Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, CT 06901.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Class
Steven A. Sugarman	11,109,021(1)	9.49%
Michael A. Carrazza**	1,223,351(2)	1.04%
William Paul Simmons	333,333(9)	*
Angie Miranda	150,000(10)	*
Edward N. Constantino	17,433(3)	*
Emile Van den Bol**	66,045	*
Anahit Magzanyan	4,290	*
Jonathan Roth	1,250	*
Jeffrey Seabold	400,250(8)	*
Carlos P. Salas	1,666,667(5)	1.42%
Mario De Tomasi	15,000	*
All Directors and Executive Officers (11 persons)	14,986,641	12.80%
FHNB LLC	6,666,667(6)	5.69%
CB Growth Capital, LLC	6,000,000(7)	5.12%
Alon Abady	19,700,000(4)	9.99%(4)

*	Less than one percent (1%)
**	Served as a director of the Company as of Record Date and not a nominee for election at the 2026 Annual Meeting.
(1)
On March 20, 2025, the Steven and Ainslie Sugarman Living Trust, a revocable living trust for the benefit of Steven Sugarman and Ainslie Sugarman (the “Sugarman Trust”), acquired 7,019,978 shares of common stock in the Company’s March 2025 Private Placement. On July 3, 2025, 25,000 shares of Series A Preferred Stock previously issued to the Trust automatically converted into 2,000,000 shares of Non-Voting Common Stock pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation (the “A&R COI”). On October 20, 2025, the Trust converted 2,000,000 Non-Voting Common Stock into 2,000,000 shares of Voting Common Stock pursuant to the A&R COI. Effective March 20, 2025, July 1, 2025, October 1, 2025, and December 1, 2025, Mr. Sugarman was awarded 4,049,593, 552,927, 1,147,031, and 575 Restricted Stock Units (RSUs), respectively, pursuant to an employment agreement between Mr. Sugarman and the Company. On March 25, 2026, upon the expiration of the restricted period of the 4,049,593 RSUs granted to Mr. Sugarman on March 20, 2025, 2,089,043 shares of common stock were delivered to Mr. Sugarman, with 1,960,550 shares withheld to cover Mr. Sugarman’s tax obligation in connection with the vesting of the RSUs. Based solely on the information set forth in the Schedule 13D filed with the SEC on March 31, 2026, the Sugarman Trust. Steven Sugarman and his spouse, Ainslie Sugarman, as trustees of the Sugarman Trust, therefore may be deemed to have voting and dispositive power over the securities held by the Sugarman Trust. The address of the Sugarman Trust is c/o Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901

(2)
Represents (i) 12,221 shares held by Solaia Capital Management Profit Sharing Plan for the benefit of Mr. Carrazza, with regard to which Mr. Carrazza has sole voting and dispositive power, (ii) 55,033 vested shares directly owned by Mr. Carrazza, and (iii) 1,156,097 shares held by Solaia Capital Holdings LLC, of which Mr. Carrazza serves as the manager.

(3)	Includes 1,000 shares held in a SEP IRA for the benefit of Mr. Constantino.
(4)
Represents (i) 2,800,000 shares of Voting Common Stock held by Horizon Trust FBO Alon Abady IRA, (ii) 3,866,720 shares of Voting Common Stock held by Moniqua 30, LLC, (iii)1,933,280 shares of Non-Voting Common Stock, and (iv)11,100,000 warrants to purchase Non-Voting Common Stock. Alon Abady has sole voting and dispositive power over the shares held by Horizon Trust FBO Alon Abady IRA which acquired the 2,800,000 shares of common stock in the Company’s March 2025 Private Placement. The business address of Horizon Trust FBO Alon Abady IRA is 6301 Indian School Road NE, Suite 810, Albuquerque, NM 87110. Moniqua 30 LLC acquired 3,866,720 shares of common stock in the Company’s 2025 Private Placement. On July 3, 2025, 24,166 shares of Series A Preferred Stock previously issued to Moniqua 30 LLC automatically converted into 1,933,280 shares of Non-Voting Common Stock pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation (the “A&R COI”). On August 29, 2025, pursuant to a warrant purchase agreement, Mr. Abady, through the Alon Abady Trust, acquired 11,100,000 three year warrants (“Non-Voting Warrants”) entitling purchaser to purchase, after six months following closing, shares of Non-Voting Common Stock which, may be exchanged for shares of Voting Common Stock upon such purchasers meeting the Non-Control Conditions described herein. Mr. Abady has sole voting and dispositive power over the shares held by Moniqua 30, LLC. The business address of Moniqua 30, LLC is 501 S. Beverly Drive, Suite 220, Beverly Hills, CA 90212. Alon Abady’s shares are subject to the limitation that no holder has the right to become, directly or indirectly, the beneficial owner of more than 9.99% of the issued and outstanding voting securities of the Company.

(5)
Represents (i) 1,333,334 held by HECA Management LLC (“HECA Management”) and (ii) 333,333 Restricted Stock Units issued pursuant to the 2025 Plan due to vest on April 30, 2026 and, within 10 business days thereafter, will be settled for 333,333 shares of common stock, net of shares requested to be withheld for taxes, if any. Carlos P. Salas, as managing member of HECA Management has sole voting and dispositive power over the shares held by HECA Management.

(6)
FHNB LLC acquired 6,666,667 shares of common stock in the Private Placement. Based solely on the information set forth in the Schedule 13D filed with the SEC on April 11, 2025, voting and dispositive power over the shares held by FHNB may be deemed to be shared by its ultimate controlling persons: Sanford L. Michelman, Laura Michelman, Marc Ezralow, Bryan Ezralow, Jeffrey Seabold, Jack E. Lambert, Noah Mamet, Will Taylor, and Bradley H. Mindlin (collectively, the “Controlling Persons”). These individuals exercise control through their interests in FHNB’s parent entities, primarily Flyhouse Management, LLC (90% owner of FHNB) and Just Two Kings, LLC (10% owner of FHNB). Jack E. Lambert serves as Chief Executive Officer of FHNB. Each of the Controlling Persons expressly disclaims beneficial ownership of the securities owned by FHNB except to the extent of their pecuniary interest therein. The address for FHNB LLC is 10880 Wilshire Blvd., 19th Floor, Los Angeles, CA 90024.

(7)
CB Group Capital, LLC (“CB Growth”) acquired 6,000,000 shares of common stock in the Private Placement. Nikolas Karas, as manager of CB Growth, has sole voting and dispositive power over the shares held by CB Growth. The business address of CB Growth is 1209 Orange Street, Wilmington, DE 19801.

(8)
Represents (i) 250 common stock and (ii) stock options granted on June 26, 2025 to purchase 400,000 shares of common stock expiring on June 25, 2026, subject to the terms and conditions outlined in the 2025 Plan and award agreement. The Options have not been exercised as of the Record Date.

(9)
Represents 333,333 Restricted Stock Units issued pursuant to the 2025 Plan due to vest on April 30, 2026 and, within 10 business days thereafter, will be settled for 333,333 shares of common stock, net of shares requested to be withheld for taxes, if any.

(10)
Represents 150,000 Restricted Stock Units issued pursuant to the 2025 Plan due to vest on April 30, 2026 and, within 10 business days thereafter, will be settled for 150,000 shares of common stock, net of shares requested to be withheld for taxes, if any.

EXECUTIVE OFFICERS
The following sets forth information about our current executive officers who do not serve as directors of the Company and who are not nominees for election as directors. Unless otherwise indicated, each person holds the same position(s) with both the Company and the Bank.

Name	Age	Current Position with the Company
Angie Miranda	40	Executive Vice President and Chief Risk Officer
William Paul Simmons	64	Executive Vice President and Chief Credit Officer

William Paul Simmons
Mr. Simmons joined the Company and Bank as Executive Vice President and Chief Credit Officer on May 13, 2025 from Sunwest Bank where he served as Chief Credit Officer responsible for all aspects of credit administration, including lending and securities investments since May 2020. Mr. Simmons has over 35 years of banking and financial services industry experience, including leadership roles with Citigroup, GE Capital, Apollo Real Estate Advisors, and Zions Bancorporation. He served as Chief Credit Officer for two publicly held banks prior to joining Sunwest Bank. He received his Bachelor of Science degree from Brigham Young University and an MBA from the University of Rochester, Simon School of Business.
Angie Miranda
Ms. Miranda joined the Company and Bank as Executive Vice President and Chief Risk Officer on May 6, 2025 from The Change Company where she served as Chief Risk Officer and BSA Officer since September 2018. She served as Chief Risk Officer of Change Lending, LLC (f/k/a Commerce Home Mortgage) from September 2018 until August 2023. Prior to these roles, Ms. Miranda was a National Bank Examiner in the Western District of the Office of the Controller of the Currency - U.S. Department of the Treasury from July 2011 until August 2018 with responsibility for on-going supervision and monitoring of large community banks in Southern California. From July 2007 through July 2011, she served as a Federal Thrift Regulator in the Office of Thrift Supervision, U.S. Department of the Treasury. Ms. Miranda earned a B.S. Business Administration - Corporate Finance & Real Estate Finance from the Marshall School of Business at the University of Southern California.

EXECUTIVE COMPENSATION
Summary Compensation Table
The table below sets forth, for the last two fiscal years, the compensation earned by our Chief Executive Officer, and two other most highly compensated executive officers who received the highest annual compensation, referred to herein as the “named executive officers” or “NEOs.”

Name/Principal Position(s)	Year	Salary	Bonus and Incentive	Stock Awards(1)	All Other Compensation(2)	Total
Steven A. Sugarman President and Chief Executive Officer of the Company; President and Chief Executive Officer of the Bank	2025	$115,385	$800,000	$6,382,229	$5,769	$7,303,382
	2024	$—	$—	$—	$—	$—
David Lowery* Former Chief Executive Officer of the Company; former President and Chief Executive Officer of the Bank	2025	$167,692	$—	$—	$20,267	$187,959
	2024	$400,000	$—	$250,002	$9,885	$659,887
Carlos P. Salas Chief Financial Officer of the Company; Chief Financial Officer of the Bank	2025	$156,731	$150,000	$1,000,000	$2,773	$1,309,504
	2024	$—	$—	$—	$—	$—
William Paul Simmons Executive Vice President and Chief Credit Officer of the Bank	2025	$249,231	$150,000	$1,000,000	$6,379	$1,405,610
	2024	$—	$—	$—	$—	$—

*	David Lowery resigned as Chief Executive Officer of the Company and President and Chief Executive Officer of the Bank effective April 15, 2025.

(1)
The “Stock Awards” column represents the aggregate grant date fair value computed in accordance with ASC Topic 718 for awards of restricted stock units or restricted stock granted under our 2025 Plan and 2020 Plan, respectively, during the fiscal years 2025 and 2024. We calculated the estimated fair value of the restricted stock awards using the market price of our common stock on the grant date.

(2)	The “All Other Compensation” column for the fiscal year ended December 31, 2025 and 2024 includes the following compensation items:

	2025			2024
Named Executive Officer	Contribution to 401(k) Plan	Unused Vacation Payment	Total	Contribution to 401(k) Plan	Total
Steven A. Sugarman	$—	$5,769	$5,769	$—	$—
David Lowery	5,475	14,792	20,267	9,885	9,885
Carlos P. Salas	—	2,773	2,773	—	—
William Paul Simmons	462	5,918	6,379	—	—

Outstanding Equity Awards at Fiscal Year-End
The following named executive officers of the Company had unvested restricted stock unit awards at December 31, 2025:

Name	Number of Unvested Equity Awards (RSUs)
Steven A. Sugarman	2,149,710
Carlos P. Salas	1,000,000
William Paul Simmons	1,000,000

Each award represents restricted stock units that vest in accordance with the applicable award agreement and are generally settled in shares of the Company’s common stock upon vesting.

401(k) Plan
The Bank maintains a tax-qualified 401(k) Plan under Section 401(a) of the Code with a cash or deferred arrangement under Section 401(k) of the Code. Employees become eligible to make salary reduction contributions to the 401(k) Plan on the first day of the month coinciding with or next following the date that the employee has attained 21 years of age and completed 1 month of service. Employees become eligible to receive any matching or discretionary contributions made to the 401(k) by the Bank after the completion of six months and at least 500 hours of service.
Under the 401(k) Plan, participants may elect to have the Bank contribute a portion of their compensation each year, subject to certain limitations imposed by the Code. The 401(k) Plan permits the Bank to make discretionary matching and additional discretionary contributions to the 401(k) Plan. Participants in the 401(k) Plan may direct the investment of their accounts in several types of investment funds.
Participants are always 100% vested in their elective deferrals, matching and discretionary matching contributions and related earnings under the 401(k) Plan.
Amended and Restated 2020 Stock Plan
In 2011, the Company adopted the Patriot National Bancorp, Inc. 2012 Stock Plan (the “2012 Plan”), which was approved and ratified by shareholders of the Company on December 13, 2011. On November 1, 2020, the Board of Directors of the Company approved an amendment of the 2012 Plan and renamed it as the Patriot National Bancorp, Inc. 2020 Restricted Stock Award Plan (the “2020 Plan”), which was approved and ratified by shareholders of the Company on December 22, 2021.
On November 10, 2022, the Board approved the Amendment and Restatement of the 2020 Plan (the “Amended and Restated 2020 Plan”), which was approved and ratified by shareholders of the Company on December 14, 2022. The 2020 Plan was amended primarily to (i) reduce the total number of shares authorized for issuance thereunder from 3,000,000 to 400,000; and (ii) limit the maximum number of shares of Company’s common stock granted during a single fiscal year to any non-employee director, together with any cash fees paid to such director, to be no more than a total value of $300,000. The Amended and Restated 2020 Plan terminated on December 31, 2025.
Prior to its termination, the Amended and Restated 2020 Plan was administered by the Compensation Committee of the Board. Grants under the 2020 Plan were made in the form of restricted stock. Only directors and employees of the Company were eligible to receive grants of restricted stock under the 2020 Plan. The grants of restricted stock were subject to vesting, in one or more installments, upon the happening of certain events, and upon the passage of a certain period of time. The vesting of restricted stock awards may be accelerated in accordance with terms of the plan. As of December 31, 2025, 8,129 shares granted under the 2020 Plan remained unvested.
2025 Omnibus Equity Incentive Plan
In March 2025, in connection with the Private Placement, the Company’s Board of Directors approved the 2025 Omnibus Equity Incentive Plan (the “2025 Plan”). The shareholders of the Company ratified the 2025 Plan on June 26, 2025. The 2025 Plan is designed to provide the Company with a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants by offering incentives directly linked to shareholder value. The Compensation Committee of the Board will administer the Plan.
Under the 2025 Plan, various types of awards can be issued, including Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units (“RSUs”), Performance Units, and Other Stock-Based Awards, as defined within the 2025 Plan. The maximum number of shares of Common Stock, Options, and/or Stock Appreciation Rights that may be granted under the 2025 Plan is capped at twenty percent (20%) of the total outstanding shares of Common Stock, including both voting and non-voting shares, with a minimum threshold of 10,000,000 shares.

PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following tables and related disclosure to illustrate the relationship between executive compensation “actually paid” (as calculated herein) and certain measures of our financial performance.
Pay Versus Performance

Year	Compensation Table Total for PEO – Steven A. Sugarman(1)	Compensation Table Total for PEO – David Lowery(1)	Compensation Table Total for PEO – Robert G. Russell(1)	Compensation Actually Paid to PEO – Steven A. Sugarman(1)(3)	Compensation Actually Paid to PEO – David Lowery(1)(3)	Compensation Actually Paid to PEO – Robert G. Russell(1)(3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers(2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers(2)(3)	Value of Initial Fixed $100 Investment Based On:	Net (loss) Income (thousands)
									Total Shareholder Return
2025	$7,303,382	$187,959	$—	$9,821,089	$187,959	$—	$1,357,557	$2,177,557	$18.31	$(12,710)
2024	$—	$659,887	$—	$—	$537,816	$—	$598,579	$598,579	$15.20	$(39,882)
2023	$—	$434,296	$274,285	$—	$384,860	$274,285	$409,615	$409,615	$26.88	$(4,179)

(1)
Steven A. Sugarman was appointed President of the Company and a Director on December 30, 2024. On July 2, 2025, he was appointed Chief Executive Officer of the Company, and Chief Executive Officer and President of the Bank and served as Director, President and Chief Executive Officer (PEO) for the remainder of fiscal year ended December 31, 2025. David Lowery served as our Chief Executive Officer (PEO) for the fiscal year ended December 31, 2024. David Lowery resigned as Chief Executive Officer of the Company (PEO), and Chief Executive Officer and President of the Bank effective April 15, 2025. Robert G. Russell served as our Director, President and Chief Executive Officer (PEO) until April 21, 2023 and David Lowery served for the remainder of fiscal year 2023.

(2)
Carlos P. Salas and William Paul Simmons were our non-PEO NEOs for fiscal year ended December 31, 2025. Joseph D. Perillo and Alfred Botta were our non-PEO NEOs for fiscal year ended December 31, 2024 and December 31, 2023.

(3)
Compensation “actually paid” is calculated in accordance with Item 402(v) of Regulation S-K. For each of the years presented, the following table sets forth the adjustments made to arrive at compensation “actually paid” to our NEOs during each of the years presented. All amounts are rounded to the nearest dollar.

Compensation “Actually Paid” Calculation

	2025			2024			2023
Equity Award Adjustments to Determine Compensation “Actually Paid” ($)	PEO – Steven A. Sugarman	PEO – David Lowery	Average Non-PEO NEOs	PEO – David Lowery	PEO – Robert G. Russell	Average Non-PEO NEOs	PEO – David Lowery	PEO – Robert G. Russell	Average Non-PEO NEOs
Compensation reported in the Summary Compensation Table (SCT)	$7,303,382	$187,959	$1,357,557	$659,887	$—	$598,579	$434,296	$274,285	$409,615
(Subtract): value of stock award included in the SCT	(6,382,229)	—	(1,000,000)	(250,002)	—	—	—	—	—
Add: fair value of unvested equity awards held as of the end of the covered fiscal year	3,912,473	—	1,820,000	133,453	—	—	—	—	—
Add: fair value of granted and vested equity held as of the end of the covered fiscal year	4,987,463	—	—	5,820	—	—	11,491	—	—
Add (or Subtract): change in fair value of the unvested equity award from the prior fiscal year to the end of the covered fiscal year	—	—	—	(5,671)	—	—	(40,618)	—	—
Add (or Subtract): change in fair value of the vested equity award from the prior fiscal year to the date on which the equity award vested in the covered fiscal year	—	—	—	(5,671)	—	—	(20,309)	—	—
Compensation Actually Paid	9,821,089	187,959	2,177,557	537,816	—	598,579	$384,860	$274,285	409,615

Relationships Between Performance Measures and Compensation Actually Paid
The charts below demonstrate the relationship between Compensation Actually Paid (“CAP”) to our NEOs and Total Shareholder Return (“TSR”), and Net Income (Loss) for each of 2025, 2024 and 2023.

PROPOSAL 2 – REVERSE STOCK SPLIT PROPOSAL
Background and Purpose
Our Board has adopted a resolution approving, and recommending that our shareholders approve a proposal to authorize the Board to amend the Company’s Certificate of Incorporation, as amended and restated (the “Amended & Restated Certificate of Incorporation”), to effect a reverse stock split of all issued and outstanding shares of the Company’s common stock, par value $0.01 per share at a ratio within the range of 1-for-10 to 1-for 20, with the specific ratio to be selected by the Board at its sole discretion (the “Reverse Stock Split”) within one (1) year of stockholder approval, pursuant to a certificate of amendment to the Amended & Restated Certificate of Incorporation in substantially the form attached to this proxy statement as Annex A (the “Certificate of Amendment”). A 1-for-10 reverse stock split means that each ten (10) shares of common stock issued and outstanding immediately prior to the Reverse Stock Split will be combined into one (1) share of common stock after the Reverse Stock Split. A 1-for-20 reverse stock split means that each twenty (20) shares of common stock issued and outstanding immediately prior to the Reverse Stock Split will be combined into one (1) share of common stock after the Reverse Stock Split. For example, if a shareholder held 1,000 shares of common stock immediately prior to the Reverse Stock Split, then following the Reverse Stock Split the shareholder would hold 100 shares if the ratio selected by the Board is 1-for-10, or 50 shares if the ratio selected by the Board is 1-for-20, in each case subject to the treatment of fractional shares as described below.
Reasons for the Reverse Stock Split
The reverse stock split is intended to reduce the number of outstanding shares of the Company’s common stock and proportionately increase the per-share trading price, which the Board of Directors believes will enhance the Company’s ability to satisfy Nasdaq’s minimum bid price requirement. However, there can be no assurance that the reverse stock split will result in the Company’s common stock maintaining a price at or above $1.00 per share for the required period or that the Company will otherwise remain in compliance with Nasdaq’s continued listing standards.
In addition, the Board believes that a higher stock price may improve the marketability and liquidity of the Company’s common stock, make the stock more attractive to a broader range of institutional and retail investors, and enhance the perception of the Company’s common stock as an investment security.
Effects of a Reverse Stock Split
If the reverse stock split is implemented, shares of issued and outstanding common stock will be automatically reclassified pursuant to the ratio determined by the Board and converted into one share of common stock, without any action on the part of stockholders. The reverse stock split will reduce the number of shares of common stock outstanding consistent with the ratio determined by the Board and is subject to the treatment of fractional shares.
The reverse stock split will not change the authorized number of shares of common stock (unless otherwise disclosed), nor will it alter the par value of the common stock, except as may be required by applicable law. Each stockholder’s percentage ownership interest in the Company will remain substantially the same, except for minor changes that may result from the elimination of fractional shares.
The reverse stock split is a mechanical adjustment and will not affect the Company’s underlying business operations, assets, liabilities, or total stockholders’ equity, except for any changes resulting from the treatment of fractional shares.
There can be no assurance that the market price of the Company’s common stock will increase in proportion to the reverse stock split ratio, that the post-split trading price will be sustained, or that the reverse stock split will result in improved liquidity or increased investor interest. In some circumstances, the liquidity of the post-split common stock may be reduced due to the decreased number of outstanding shares.
Certain Risks Associated with the Reverse Stock Split
Before voting on this Proposal 2, you should consider the following risks associated with the implementation of the reverse stock split:
•
While the Board believes that a higher stock price may reduce the Company’s risk of not satisfying Nasdaq’s minimum bid price requirement and help generate investor interest, there can be no assurance that the reverse stock split will result in any particular price for the Company’s common stock or result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of the Company’s common stock may not necessarily improve.

•
There can be no assurance that the market price per new share of the Company’s common stock after a reverse stock split will remain unchanged or increase in proportion to the reduction in the number of old shares of the Company’s common stock outstanding before the reverse stock split. Accordingly, the total market capitalization of the Company’s common stock after the reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, in the future, the market price of the Company’s common stock following the reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

•
Although we expect that the reverse stock split will result in an increase in the market price of our common stock, we cannot assure you that the reverse stock split, if implemented, will increase the market price of our common stock in proportion to the reduction in the number of shares of common stock outstanding or result in a permanent increase in the market price. The effect the reverse stock split may have upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. If the reverse stock split is effected and the market price of the Company’s common stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split. The market price of the Company’s common stock will, however, also be based on performance and other factors, which are unrelated to the number of shares outstanding. Furthermore, the liquidity of the Company’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Determination of Ratio
The ratio of the reverse stock split, if approved and implemented, will be a ratio of between 1-for-10 to 1-for-20 (or any whole number in between), as determined by the Board in its sole discretion, prior to the one-year anniversary of this Annual Meeting. Even if approved, the Board will have discretion to delay or not to implement the reverse stock split.
In determining the reverse stock split ratio, our Board will consider numerous factors, including:
•	the historical and projected performance of our common stock;
•	general economic and other related conditions prevailing in our industry and in the marketplace;
•	the projected impact of the selected reverse stock split ratio on trading liquidity in our common stock;
•	our capitalization (including the number of shares of our common stock issued and outstanding);
•	the prevailing trading price for our common stock and the volume level thereof; and
•	potential devaluation of our market capitalization as a result of a reverse stock split.
The purpose of asking for authorization to amend the Amended and Restated Certificate of Incorporation to implement the reverse stock split at a ratio to be determined by the Board, as opposed to a ratio fixed in advance, is to give our Board the flexibility to take into account then-current market conditions and changes in price of our common stock and to respond to other developments that may be deemed relevant when considering the appropriate ratio.
Board Determination to Implement the Reverse Stock Split
If the reverse stock split is approved by the Company’s stockholders, it will be effected, if at all, only upon a determination by the Board that a reverse stock split (at a ratio determined by the Board as described above) is in the best interests of the Company and the stockholders. The Board’s determination as to whether the reverse stock split will be effected and, if so, at what ratio, will be based upon certain factors, including existing and expected marketability and liquidity of the Company’s common stock, prevailing market conditions and the likely effect on the market price of the Company’s common stock. If the Board determines to effect the reverse stock split, the Board will consider various factors in selecting the ratio including the overall market conditions at the time and the recent trading history of the common stock.
Principal Effects of the Reverse Stock Split
A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. For example, if our Board decides to implement a 1-for-10 reverse stock split of our common stock, then a stockholder holding 10,000 shares of our common stock before the reverse stock split would instead hold 1,000 shares of our common stock immediately after the reverse stock split. The reverse stock split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company or proportionate voting power, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares. No fractional shares will be issued in connection with the reverse stock split. Instead, any stockholder who would otherwise have been entitled to receive a fractional share as a result of the process will receive a cash payment in lieu of such fractional share in an amount determined by the Board based on its assessment of the fair value of the common stock.
The principal effect of the reverse stock split will be that (i) the number of shares of common stock issued and outstanding will be reduced to a number of shares between and including one-tenth to one-twentieth that amount, as the case may be based on the ratio for the reverse stock split as determined by our Board, and (ii) all outstanding options, warrants, restricted stock units, and other equity awards and securities of the Company that are exercisable for, convertible into, or otherwise entitling the holders thereof to purchase or receive shares of common stock will enable such holders to purchase or receive, upon exercise, settlement, conversion, exchange, or other realization of such options, warrants, restricted stock units, other equity awards or securities, as applicable, between and including one-tenth to one-twentieth of the number of shares of common stock which such holders would have been able to purchase or receive immediately preceding the reverse stock split, with an exercise price, purchase price, conversion price, or similar per share price, to the extent applicable, adjusted to be between and including 10 to 20 times the corresponding exercise price, purchase price, conversion price, or similar per share price in effect immediately before the reverse stock split, resulting in essentially the same aggregate price being required to be paid therefor, as the case may be based on the ratio for the reverse stock split as determined by our Board. Other awards under our 2025 Omnibus Equity Incentive Plan would be subject to proportionate adjustments.
Accounting Matters
The reverse stock split will not affect the par value of our common stock. As a result, on the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be reduced to between and including one-tenth to one-twentieth of its present amount, as the case may be based on the ratio for the reverse stock split as determined by our Board, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. Our per share net loss for each period presented in our financial statements will be retroactively increased for each period because there will be fewer shares of our common stock outstanding.
Procedure for Effecting the Reverse Stock Split
If this Proposal 2 is approved by our stockholders, the reverse stock split would become effective at such time prior to the one-year anniversary of this Annual Meeting as it is deemed by our Board to be in the best interests of the Company and its stockholders and we file the reverse split amendment (the “Reverse Split Amendment”) to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Connecticut. Even if this Proposal 2 is approved by our stockholders, our Board has discretion not to carry out or to delay in carrying out the reverse stock split. Upon the filing of the Reverse Split Amendment, all the old common stock will be converted into new common stock as set forth in the Reverse Split Amendment.
As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. If you hold shares of common stock in a book-entry form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective date of the reverse stock split with instructions on how to exchange your shares. If you would be entitled to receive a fractional share as a result of the reverse stock split, the transmittal letter will also include information regarding the cash payment you will receive in lieu of such fractional share. After you submit your completed transmittal letter, a transaction statement will be sent to your address of record as soon as practicable after the effective date of the reverse stock split indicating the number of post-reverse stock split shares of common stock you hold.
After the effective date, the Company’s common stock will each have new committee on uniform securities identification procedures (“CUSIP”) numbers, which is a number used to identify the Company’s equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described above.
After the effective date, the Company will continue to be subject to periodic reporting and other requirements of the Exchange Act. We anticipate that the Company’s Common Stock will continue to be reported on the NASDAQ Global Market under the symbol “PNBK.”

Beginning on the effective date of the reverse stock split, each book-entry notation evidencing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.
Fractional Shares
No fractional shares will be issued in connection with the reverse stock split. Instead, any stockholder who would otherwise have been entitled to receive a fractional share as a result of the process will receive a cash payment in lieu of such fractional share in an amount determined by the Board based on its assessment of the fair value of the common stock.
Certain Federal Income Tax Consequences of the Reverse Stock Split
The following summary describes, as of the date of this Proxy Statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of Common Stock. This summary addresses the tax consequences only to a “U.S. holder,” which is a beneficial owner of Common Stock that is for U.S. federal income tax purposes either:
•	a citizen or individual resident of the United States;
•	a corporation, or other entity treated as a corporation, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold Common Stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.
The following discussion is a general summary of certain material U.S. federal income tax consequences of the Reverse Stock Split, if effected, that may be relevant to holders of Common Stock that are U.S. Holders who hold such stock as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes. This summary is based on the provisions of the Code, U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this Proxy Statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.
This summary does not address all of the tax consequences that may be relevant to any particular investor in light of its particular circumstances or to holders subject to special tax rules, including, without limitation: banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, qualified retirement plans, individual retirement accounts, pension plans, or other tax-deferred accounts, certain former citizens or long-term residents of the United States, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, persons that hold Common Stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes, or persons that do not hold Common Stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own Common Stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or non-U.S. laws, or under federal estate or gift tax laws.
General Tax Treatment of the Reverse Stock Split
The Reverse Stock Split is intended to qualify as a “recapitalization” under Section 368(a)(1) of the Code. Assuming the Reverse Stock Split qualifies as a recapitalization, and subject to the following discussion regarding a U.S. Holder’s receipt of cash in lieu of a fractional share, a U.S. holder generally will not recognize gain or loss upon the exchange of

Common Stock for a lesser number of Common Stock, based upon the Reverse Stock Split ratio. Subject to the following discussion regarding a U.S. Holder’s receipt of cash in lieu of a fractional share, a U.S. holder’s aggregate tax basis in the lesser number of Common Stock received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of Common Stock that such U.S. holder owned immediately prior to the Reverse Stock Split, and the holding period for Common Stock received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of Common Stock that were surrendered in the Reverse Stock Split. United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of Common Stock surrendered to the shares of Common Stock received pursuant to the Reverse Stock Split. U.S. holders of shares of Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.
No fractional shares will be issued. U.S. holders who would have otherwise been due a fractional share will receive a cash payment instead of such fractional share. In general, a U.S. holder who receives cash payment in lieu of a fractional share will recognize capital gain or loss equal to the difference between the amount of cash received in lieu of the fractional share and the portion of the holder’s tax basis of the pre-reverse stock split shares that is allocable to the fractional share. Such gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period in its pre-reverse stock split shares is more than one year as of the reverse stock split date. The deductibility of net capital losses by individuals and corporations is subject to limitations.
THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF COMMON STOCK SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.
Vote Required
Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting. Abstentions and broker non-votes will have no effect on the outcome of the vote.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 3 - RATIFICATION OF AUDITORS PROPOSAL
The Audit Committee has appointed Baker Tilly US, LLP (“Baker Tilly”) as our independent registered public accounting firm to audit our financial statements for the fiscal year ending December 31, 2026 and to perform other appropriate accounting services. Baker Tilly has been engaged as our independent registered public accounting firm since August 22, 2025, and has no relationship with us other than that arising from their engagement as our independent registered public accounting firm.
Although ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the appointment of Baker Tilly to the shareholders for ratification as a matter of good corporate practice. If the appointment is not ratified, the Audit Committee will re-evaluate its appointment, taking into consideration the shareholders’ vote. However, the Audit Committee is solely responsible for the appointment and termination of the Company’s auditors and may do so at any time in its discretion.
Representatives of Baker Tilly plan to be present at the Annual Meeting and are expected to be available to respond to appropriate questions.
Audit Fees
The following table sets forth the aggregate amounts of principal accounting fees we paid to our independent registered public accountants for professional services performed in years ended December 31, 2025 and 2024 for: (i) audit fees - consisting of fees billed for services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; and (ii) audit-related fees - consisting of fees billed for services rendered that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as audit fees.

	Year Ended December 31,
	2025	2024
Baker Tilly US, LLP
Audit fees(1)	$567,000	—
Audit-related fees(2)	—	—
Total	$567,000	—
RSM US LLP
Audit fees(1)	$237,100	$728,181
Audit-related fees(2)	$68,250	$22,575
Total	$305,350	$750,756

(1)	The aggregate fees included in Audit Fees are fees billed for the fiscal years.
(2)	The aggregate fees included in the other categories are fees billed in the fiscal years.
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted a policy for pre-approval of audit and permitted non-audit services by the Company’s independent registered public accountants. The Audit Committee will consider annually and, if appropriate, approve the provision of audit services by its external auditor and consider and, if appropriate, pre-approve the provision of certain defined audit and non-audit services. The Audit Committee also will consider on a case-by-case basis and, if appropriate, approve specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Audit Committee for consideration at its next regular meeting or, if earlier consideration is required, to the Audit Committee or one or more of its members. The member or members to whom such authority is delegated shall report any specific approval of services at its next regular meeting. The Audit Committee will regularly review summary reports detailing all services being provided to the Company by its external auditor. The Audit Committee pre-approved all of the audit and non-audit services provided by Baker Tilly and RSM US LLP (“RSM”) during the year ended December 31, 2025, and all audit and non-audit services provided by RSM during the year ended December 31, 2024.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2026.

REPORT OF AUDIT COMMITTEE
The Audit Committee is currently comprised of three members of our Board of Directors. Based upon the review described under “CORPORATE GOVERNANCE - Independence of Board of Directors and Members of Its Committees” and “Independence Standards,” our Board of Directors has determined that each member of the Audit Committee is independent as defined in the applicable standards and rules of the Nasdaq and the SEC. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter.
In accordance with its written charter adopted by the Board of Directors, the Audit Committee has oversight responsibility for the quality and integrity of the financial reporting practices of the Company. While the Audit Committee has oversight responsibility, the primary responsibility for the Company’s financial reporting, disclosure controls and procedures and internal control over financial reporting and related internal controls and procedures rests with management, and the Company’s independent registered public accounting firm is responsible for auditing the Company’s financial statements. In discharging its oversight responsibility as to the audit process, the Audit Committee reviewed and discussed the audited financial statements with management, and discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant regarding such independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
The Audit Committee also has approved the selection of the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026 and has approved submitting such selection for approval and ratification by the shareholders.
Edward N. Constantino
Mario De Tomasi
Anahit Magzanyan

ANNUAL REPORT
The Company filed its Annual Report on Form 10-K for the year ended December 31, 2025 with the SEC on March 31, 2026. This Form 10-K, the Notice of 2026 Annual Meeting of Shareholders and the proxy statement, are available on the Internet at www.proxyvote.com.
SHAREHOLDER PROPOSALS
Pursuant to Rule 14a-8 promulgated under the Exchange Act, our shareholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of shareholders by submitting their proposals to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2027 Annual Meeting of Shareholders, shareholder proposals must be received by our Corporate Secretary no later than January 7, 2027 (120 days prior to the anniversary of the mailing date of this proxy statement) and must otherwise comply with the requirements of Rule 14a-8.
Under our Bylaws, nominations for directors may be made by any shareholder of any outstanding class of our capital stock entitled to vote on the election of directors who delivers notice, along with the additional information and materials required by our Bylaws and certificate of incorporation, to our President not fewer than 14 days and not more than 50 days before the Annual Meeting. Shareholders may obtain a copy of our Certificate of Incorporation and Bylaws by writing to our Corporate Secretary, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901.
In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act shareholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 21, 2027.
COMMUNICATIONS WITH THE BOARD
Shareholders wishing to communicate directly with the Board or any independent directors should send written communications to Jeremy Turk, Corporate Secretary, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901. Each communication will be reviewed by Mr. Turk and with the Board as appropriate, which may include discussing the matter raised with the Chairman of the Board, the Board as a whole, with only the Lead Independent Director, the independent directors as a whole, and/or with other members of the senior management team. We believe that this procedure allows the Board to be responsive to shareholder communications in a timely and appropriate manner.
ADDITIONAL INFORMATION
We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s website at www.sec.gov or on our website at www.bankpatriot.com/Learn/About/Investor-Relations. Information contained on, or that can be accessed through, the SEC’s website or our website is not part of and is not incorporated by reference into this proxy statement, and you should not consider information on these websites to be part of this proxy statement.
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of our periodic reports or other information concerning us, without charge, by written request, directed to Jeremy Turk, Corporate Secretary, Patriot National Bancorp, Inc., 900 Bedford Street, Stamford, Connecticut 06901 or by telephone at 203-252-5900. If you would like to request documents, please do so by May 1, 2026 in order to receive them timely before the Annual Meeting.
THIS PROXY STATEMENT IS DATED APRIL 27, 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ABOVE, UNLESS EXPRESSLY PROVIDED, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ALL SHAREHOLDERS ARE URGED TO VOTE OVER THE INTERNET, BY TELEPHONE, OR BY MAIL.

By Order of the Board of Directors,

Steven A. Sugarman
Chairman, Chief Executive Officer, and President
April 27, 2026

ANNEX A
FORM OF CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PATRIOT NATIONAL BANCORP, INC.
(Pursuant to Section 33-800 of the Connecticut Business Corporation Act)
Patriot National Bancorp, Inc. (the “Corporation”), a corporation organized and existing under the laws of the State of Connecticut (the "Corporation"), DOES HEREBY CERTIFY:
1. The name of the Corporation is Patriot National Bancorp, Inc.
2. Article II of the Amended and Restated Certificate of Incorporation is hereby amended by adding the following new subsection (i) immediately following existing subsection (h) thereof:
“(i) Reverse Stock Split. Effective as of [•], 202[•], at [•]:00 [a/p].m., Eastern Time (the “Effective Time”), pursuant to authorization granted by the stockholders of the Corporation at the Annual Meeting of Stockholders held on May 20, 2026, each [•] shares of the Corporation’s common stock, par value $0.01 per share (the “Common Stock”), issued and outstanding immediately prior to the Effective Time shall automatically be combined and reclassified into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any change in par value per share (the “Reverse Stock Split”). The Reverse Stock Split ratio of 1-for-[•] was determined by the Board in its sole discretion within the range of 1-for-10 (one-for-ten) to 1-for-20 (one-for-twenty) approved by the stockholders at the Annual Meeting of Stockholders held on May 20, 2026.
In lieu of any fractional share of the Common Stock to which a holder would otherwise be entitled as a result of the Reverse Stock Split, and in accordance with the provisions of subsection (g) of this Article II, the Corporation shall pay cash in lieu of such fractional shares based on the fair value of the Common Stock as determined by the Board in its sole discretion.
The number of authorized shares of Common Stock shall not be reduced as a result of the Reverse Stock Split.
All outstanding options, warrants, restricted stock units, and other equity awards and securities of the Corporation exercisable for, convertible into, or otherwise entitling the holder to receive shares of Common Stock shall be proportionately adjusted in connection with the Reverse Stock Split in accordance with their respective terms.
Each stock certificate, if any, that immediately prior to the Effective Time represented shares of Common Stock shall thereafter represent the number of shares of Common Stock into which the shares represented by such certificate shall have been reclassified pursuant to this subsection (i).”
3. The foregoing amendment was duly adopted by the Board by written consent effective as of [•], 2026, in accordance with the provisions of Section 33-797 of the Connecticut Business Corporation Act.
4. The foregoing amendment was duly submitted to and approved by the holders of the Common Stock of the Corporation at the Annual Meeting of Stockholders held on May 20, 2026, in accordance with the provisions of Section 33-797 of the Connecticut Business Corporation Act.
5. The effective date and time of this Certificate of Amendment shall be [•], 202[•] at [•]:00 [a/p].m., Eastern Time.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this ___ day of [•], 202[•].

PATRIOT NATIONAL BANCORP, INC.

By:
Steven A. Sugarman
President and Chief Executive Officer

A-1

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 19, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 19, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V95619-P50456 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PATRIOT NATIONAL BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

1. ELECTION OF DIRECTORS

Nominees:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01)	Steven A. Sugarman	______ Votes FOR	05)	Mario De Tomasi	______ Votes FOR
02)	Carlos P. Salas	______ Votes FOR	06)	Jonathan Roth	______ Votes FOR
03)	Edward N. Constantino	______ Votes FOR	07)	Jeffrey Seabold	______ Votes FOR
04)	Anahit Magzanyan	______ Votes FOR			

***(INSTRUCTIONS: If you desire to allocate your votes to individual nominees on a cumulative basis, as explained in the accompanying Proxy Statement, do NOT select any of the three voting options above (i.e. "For ALL", "Withhold ALL" and "For ALL Except"). Instead, mark the "CUMULATIVE VOTING ELECTION" box below and indicate the number of votes that you would like to have cast FOR each nominee on the back of this proxy card. The total of the votes you cast on this proxy may not exceed the number of shares owned times seven. For example, if 100 shares are owned, you are entitled to cast 700 votes for director nominees, which you may allocate among the nominees in any proportion you choose, including casting all 700 votes for a single nominee. IMPORTANT: If the total votes you allocate in the table below exceeds the number of votes you are entitled to cast, ALL of your votes for director nominees will be invalidated and will not be counted. However, if you have cast your proxy for any of the three voting options above, do not complete the above table. Those three voting options instruct the proxy holders to cast your vote on a one-vote-per share basis and do not constitute an election to cumulate your votes. For instance, selecting "For ALL Except" a certain director nominee will result in one vote per share being cast for each of the remaining director nominees and NOT a division of your total cumulative vote pool among the remaining director nominees. If you wish to exercise your right to cumulate votes, you must instead select the "CUMULATIVE VOTING ELECTION" box below, leaving the above table blank and including the instructions for how you wish to allocate your votes on the back of this proxy card.)**

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Unless otherwise specified, this proxy authorizes the proxies named on the reverse side to cumulate votes that the undersigned is entitled to cast at the annual meeting in connection with the election of directors and allocate them among director nominees for which you do not vote "withhold." To provide specific directions with regard to cumulative voting, including to direct that the proxy holders cumulate votes with respect to a specific board nominee or nominees as explained in the proxy statement, mark the box to the right and if you wish to direct that the proxy holders cumulate votes with respect to a specific Board nominee or nominees, please indicate the name(s) and number of votes to be given to such Board nominee above. You may only cumulate votes "For" a nominee.

Cumulative Voting Election ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, and Annual Report on Form 10-K are available at www.proxyvote.com.

V95620-P50456

PATRIOT NATIONAL BANCORP, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 20, 2026

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder hereby appoints Steven A. Sugarman and Carlos P. Salas, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Patriot National Bancorp, Inc. that the shareholder is entitled to vote at the Annual Meeting of Shareholders to be held at 12:00 p.m., Eastern Time on May 20, 2026, at the offices of Robinson & Cole LLP, 1055 Washington Boulevard, 10th Floor, Stamford, Connecticut 06901, and any adjournment or postponement thereof.

In accordance with the discretion and at the instruction of the Board of Directors, the proxy holders are authorized to act upon all matters incident to the conduct of the meeting and upon other matters that properly come before the meeting subject to the conditions described in Patriot National Bancorp, Inc.'s Proxy Statement concerning the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **Where no direction is given, except in the case of broker non-votes, the shares represented by this proxy will be voted in accordance with the Board of Directors' recommendations.** Unless you specifically instruct otherwise, this proxy confers discretionary authority to cumulate votes for any or all of the nominees for election of directors except for nominees for whom you have voted "withhold", in accordance with the instruction of the Board of Directors. At the Annual Meeting, unless you specifically instruct otherwise, the Board of Directors will instruct the proxy holders to cast the votes as to which voting authority has been granted so as to provide for the election of the maximum number of the Company's director nominees, and will provide instructions as to the order of priority of our nominees in the event that fewer than all of our nominees are elected. If any nominee named on the reverse side of this proxy card for good cause will not serve or is unable to serve as a director, the persons named as proxies shall have the authority to vote for any other person who may be nominated at the instruction and discretion of the Board of Directors thereof.

CUMULATE ____

____

(If you noted cumulative voting instructions above, please check the corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE